UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2014

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175883	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 235, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

Our company was indebted to JDF Capital Inc. (“JDF”) for funds provided to us in the amount of USD$306,250 pursuant to the conditions of a securities purchase agreement dated September 13, 2013 (the “SPA”), among our company and JDF.

On January 6, 2014, JDF entered into a securities amendment and settlement agreement (the “Settlement Agreement”) with us, where we agreed to convert the remaining $306,250 portion of the SPA into 306,250 shares of Series B Convertible Preferred Stock of our company (the “Preferred Shares”), being 1 Preferred Share per $1 remaining payable pursuant to the SPA. Each Preferred Share is convertible into common shares of the Company by cashless conversion at a price of 50% of the lowest traded price of the previous 20 trading days of a notice to convert.

Blue Hill Associates LLC Series 1

On January 8, 2014 and February 8, 2014, JDF entered into two securities purchase agreements with Blue Hill Associates LLC Series 1 (“Blue Hill Associates”), wherein the parties agreed to assign an aggregate of 50,000 Preferred Shares of the SPA to Blue Hill Associates, which Blue Hill Associates acquired benefits of the Preferred Shares pursuant to the SPA and the Settlement Agreement from JDF.

On March 6, 2014, we received a notice of conversion from Blue Hill Associates to convert 50,000 Preferred Shares outstanding due to Blue Hill Associates into 3,125,000 shares of our company’s common stock at a deemed conversion rate of USD$0.0160 per share, pursuant to the conversion terms of the Preferred Shares, the SPA and the Settlement Agreement.

On March 17, 2014, Blue Hill Associates entered into a purchase agreement with Blue Citi LLC to transfer to Blue Citi a the 3,125,000 unissued common shares of our company that was due to Blue Associates notice of conversion.

As of March 6, 2014, we issued 3,125,000 common shares of our company to one person pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Blue Hill Fund LLC

On January 8, 2014 and February 8, 2014, JDF entered into two securities purchase agreements with Blue Hill Fund LLC Series 1 (“Blue Hill Fund”), wherein the parties agreed to assign an aggregate of 50,000 Preferred Shares of the SPA to Blue Hill Fund, which Blue Hill Fund acquired benefits of the Preferred Shares pursuant to the SPA and the Settlement Agreement from JDF.

On March 6, 2014, we received a notice of conversion from Blue Hill Fund to convert 50,000 Preferred Shares outstanding due to Blue Hill Fund into 3,125,000 shares of our company’s common stock at a deemed conversion rate of USD$0.0160 per share, pursuant to the conversion terms of the Preferred Shares, the SPA and the Settlement Agreement.

On March 17, 2014, Blue Hill Fund entered into a purchase agreement with Blue Citi to transfer to Blue Citi a the 3,125,000 unissued common shares of our company that was due to Blue Hill Fund notice of conversion.

As of March 6, 2014, we issued 3,125,000 common shares of our company to one person pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01	Financial Statements and Exhibits

10.1	Securities Purchase Agreement dated as of February 19, 2013 between our company and JDF Capital Inc. (incorporated by reference to our Current Report on Form 8-K filed on February 25, 2013).

10.2	Settlement Agreement dated January 3, 2014 between our company and JDF Capital Inc. (incorporated by reference to our Current Report on Form 8-K filed on January 9, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/Alex Walsh
Alex Walsh
President and Director

Date: March 25, 2014